EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We herby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1997, except for Note 1 for which the date is March 14, 1997, appearing on page 10 of the Brazos Sportswear, Inc. Annual Report 10-K for the year ended December 31, 1996.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Seattle, Washington
November 21, 1997